Exhibit 99.1

Press Release

Ikanos Reports Results for the Fourth Quarter 2010

Webcast Accessible on Ikanos Website

Recent Highlights:

•	Substantially completed its worldwide restructuring plan

•	Increased cash, cash equivalents, and investments to $31 million through underwritten public stock offering and lower operating expenses

•	Delivered continued progress on NodeScale™ Vectoring technology

FREMONT, Calif., February 10, 2011 — Ikanos Communications, Inc. (NASDAQ: IKAN), a leading provider of advanced broadband semiconductor and software products for the digital home, today reported its financial results for the fourth quarter and fiscal year ended January 2, 2011.

“In the last two quarters, Ikanos made a number of strategic moves to strengthen its financial position and adjust operations to meet our revenue expectations,” said John Quigley, CEO and president of Ikanos. “We restructured the Company, began transitioning away from lower-margin products, established a compelling roadmap of differentiated products, and put in place new program management tools and processes to help us better manage expenses and the overall business. All of these elements contributed to our results and non-GAAP profit in the fourth quarter.”

Financial Details:

Ikanos reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP), and provides certain supplemental financial information which include the following non-GAAP measures: non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share. These non-GAAP measures are calculated by excluding certain items that generally are non-recurring events or are non-cash items including, among others, stock-based compensation, amortization of acquired intangible assets, asset impairments of intangibles and goodwill, and fair value adjustments of acquired inventory. These non-GAAP measures also exclude items which Ikanos’ management does not consider in evaluating its on-going business, such as restructuring charges, certain one-time severance expenses, certain prepaid write-offs, and certain expenses resulting from acquisitions such as transaction-related expenses. Ikanos considers the non-GAAP information to be important because it believes it provides better transparency and clarity into Ikanos’ operational results and is used by Ikanos’ management for that purpose. In addition, investors often use measures such as these to evaluate the financial performance of a company. These non-GAAP measures are presented for supplemental informational purposes only for understanding Ikanos’ operating results. These non-GAAP results should not be considered a substitute for cost of revenue, gross profit, operating expenses, net income (loss) or net income (loss) per share presented in accordance with GAAP, and the non-GAAP measures may be different from non-GAAP measures used by other companies.

For a reconciliation of GAAP versus non-GAAP financial information, please see the attached schedules.

Revenue for the fourth quarter of 2010 was $37.1 million compared with revenue of $41.5 million for the third quarter of 2010 and revenue of $58.2 million for the fourth quarter of 2009. Revenue for the year ended January 2, 2011 was $191.7 million compared with the $130.7 million reported for the year ended January 3, 2010.

GAAP operating expenses for the fourth quarter of 2010 were $18.6 million, after deducting a research and development credit of $1.3 million offset by restructuring charges of $0.6 million. The third quarter GAAP operating expenses were $46.4 million, which included an asset impairment charge of $21.4 million for write-downs of goodwill and acquisition-related intangibles and restructuring charges of $3.8 million.

Non-GAAP operating expenses for the fourth quarter of 2010 were $17.4 million, after deducting the research and development credit of $1.3 million. The third quarter non-GAAP operating expenses were $20.2 million.

GAAP net loss for the fourth quarter of 2010 was $(1.4) million, or $(0.02) per share, on 63.0 million weighted average shares. This compares with a net loss of $(33.3) million, or $(0.61) per share, on 54.9 million weighted average shares in the third quarter of 2010 and with a net loss of $(9.1) million, or $(0.17) per share, on 53.9 million weighted average shares in the fourth quarter of 2009.

Non-GAAP net income for the fourth quarter of 2010 was $0.3 million, or $0.01 per diluted share, on 63.8 million weighted average shares. This compares with non-GAAP net loss of $(5.5) million, or $(0.10) per share, in the third quarter of fiscal 2010, and with non-GAAP net income of $1.5 million, or $0.03 per share, in the fourth quarter of 2009.

GAAP net loss for the year ended January 2, 2011 was $(49.8) million, or $(0.88) per share, on 56.7 million weighted average shares. This compares with a net loss of $(37.1) million, or $(0.97) per share, on 38.1 million weighted average shares for the fourth quarter of 2009.

Non-GAAP net loss for the year ended January 2, 2011 was $(9.7) million, or $(0.17) per share, compared with non-GAAP net loss of $(8.5) million, or $(0.22) per share, for the fourth quarter of 2009. Weighted average shares used in computing non-GAAP net loss per share were 56.7 million in 2010 and 38.1 million in 2009.

The 2010 fiscal year-end cash, cash equivalents, and short-term investments increased to $31 million as compared to $27.5 million at fiscal year-end 2009. Additionally, the 2010 fiscal year-end inventory balance decreased to $17 million as compared to $35 million at fiscal year-end 2009, and current liabilities decreased to $23.7 million as compared to $43.7 million, respectively.

Recent Highlights:

•

Ikanos filed a shelf registration statement on Form S-3, which was declared effective by the Securities and Exchange Commission on November 1, 2010. Utilizing the registration statement, Ikanos closed an underwritten public offering of its common stock during the fourth quarter. In this offering, Ikanos issued a total of 12.8 million shares of common stock at $1.05 per share. The net proceeds to Ikanos from the sale of shares were approximately $12.5 million net of the underwriting discount and offering expenses.

•

On January 7, 2011, Ikanos announced the addition of R. Douglas Norby to its board of directors as a non-executive director. Norby was appointed to the Audit Committee as the designated financial expert and was appointed to the Nominating and Corporate Governance Committee.

•

During the fourth quarter of 2010, Ikanos continued to make significant progress on its NodeScale Vectoring product. Ikanos’ patent-pending DSL access technology enables customers, such as ZTE Corporation, to achieve performance previously unattainable from service provider networks.

“Ikanos bolstered its financial foundation with an underwritten round of financing in the fourth quarter of 2010, raising $12.5 million,” continued Quigley. “We believe these additional funds will provide us with sufficient working capital for ongoing operations, the launch of new central office and customer premises products this year, and the development of next-generation products including our NodeScale Vectoring platform and advanced processors.”

Outlook:

•	Revenue is forecasted to be between $31.0 million and $34.0 million for the first quarter of 2011.

•	GAAP gross margins in the first quarter of 2011 are forecasted to between 46% and 48%. Non-GAAP gross margins are forecasted to be between 47% and 49% in the first quarter of 2011.

•

GAAP operating expenses in the first quarter of 2011 are forecasted to be in the range of $20 to $21 million. Non-GAAP operating expenses are forecasted to be in the range of $19 to $20 million in the first quarter of 2011.

Fourth Quarter and Fiscal Year 2010 Conference Call:

Management will review the fourth quarter and fiscal year ended January 2, 2011 financial results and its expectations for subsequent periods at a conference call on February 10, 2011 at 1:30 p.m. Pacific Time. To listen to the call, please visit http://www.ikanos.com/investor/webcasts/ and click on the link provided for the webcast or dial (877) 288-7443 and enter conference ID 37697498. The webcast will be archived and available through February 17, 2011 at http://www.ikanos.com/investor/webcasts/ or by calling (800) 642-1687 and entering conference ID 37697498.

About Ikanos Communications, Inc.

Ikanos Communications, Inc. (NASDAQ: IKAN) is a leading provider of advanced broadband semiconductor and software products for the digital home. Ikanos’ broadband DSL, communications processors, and other offerings power access infrastructure and customer premises equipment for network equipment manufacturers and telecommunications service providers. For more information, visit www.ikanos.com.

© 2011 Ikanos Communications, Inc. All Rights Reserved. Ikanos Communications, Ikanos, the Ikanos logo, the “Bandwidth Without Boundaries” tagline, Fusiv, Fx, FxS, iQV, Ikanos Velocity and Ikanos NodeScale Vectoring are among the trademarks or registered trademarks of Ikanos Communications. All other trademarks mentioned herein are properties of their respective holders.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 This press release contains forward-looking statements that are subject to risks and uncertainties concerning Ikanos Communications, Inc., including statements regarding the benefits of Ikanos’ management tools and processes, Ikanos’ ability to manage its expenses and overall business, the sufficiency of Ikanos’ working capital, its financial outlook, such as Ikanos’ expected revenue for the first quarter of 2011, expected gross margins for the first quarter of 2011, expected operating expenses for the first quarter of 2011, and the objectives and anticipated results and benefits of our business strategy, including its product offerings, benefits of its products, its expectations regarding the impact of new advanced products benefits of non-GAAP measures, and statements regarding Ikanos NodeScale Vectoring. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, but are not limited to, macroeconomic conditions which may cause Ikanos’ customers to defer purchasing plans, Ikanos’ ability to deliver full production releases of its newer products and the acceptance of those products by Ikanos’ customers, the continued demand by telecommunications service providers for specific xDSL semiconductor products, the failure of service providers to implement deployment plans on schedule or at all, Ikanos’ continued ability to obtain and deliver production volumes of new and current products and technologies, Ikanos’ ability to generate demand and close transactions for the sale of its products, Ikanos’ ability to develop commercially successful products as a result of its current research and development programs, Ikanos’ ability to successfully complete its restructuring plan, and unexpected future costs, expenses and financing requirements. In addition, for a more extensive discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Ikanos’ most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as other reports that Ikanos files from time to time with the Securities and Exchange Commission. Ikanos is under no obligation to update these forward-looking statements to reflect events or circumstances subsequent to date of this press release.

Contact:	Layla McHale for Ikanos Communications, Inc. +1.408.981.6394 layla@mchalecomm.com

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	January 2, 2011	October 3, 2010	January 3, 2010	January 2, 2011	January 3, 2010
Revenue	$37,143	$41,536	$58,191	$191,677	$130,688
Cost of revenue	20,223	28,575	40,590	126,692	85,019

Gross profit	16,920	12,961	17,601	64,985	45,669

Operating expenses:
Research and development	12,796	14,757	18,061	60,769	49,805
Selling, general and administrative	5,294	6,467	9,679	27,239	30,974
Asset impairments	—	21,378	—	21,378	2,460
Restructuring charges	554	3,757	290	5,794	1,338

Total operating expenses	18,644	46,359	28,030	115,180	84,577

Loss from operations	(1,724)	(33,398)	(10,429)	(50,195)	(38,908)
Investment gain	—	—	1,238	—	1,238
Interest income, net	(12)	8	124	51	727

Loss before income taxes	(1,736)	(33,390)	(9,067)	(50,144)	(36,943)
Provision (benefit) for income taxes	(362)	(129)	47	(381)	158

Net loss	$(1,374)	$(33,261)	$(9,114)	$(49,763)	$(37,101)

Basic and diluted net loss per share	$(0.02)	$(0.61)	$(0.17)	$(0.88)	$(0.97)

Weighted average number of shares	63,025	54,904	53,883	56,713	38,098

IKANOS COMMUNICATIONS, INC.

Unaudited reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended January 2, 2011				Three Months Ended January 3, 2010
	As Reported	Non-GAAP Adjustments		Non-GAAP	As Reported	Non-GAAP Adjustments		Non-GAAP
Revenue	$37,143	$—		$37,143	$58,191	$—		$58,191
Cost of revenue	20,223	(20	) (a)	19,703	40,590	(104	)(a )	32,693
		(500	) (b)			(1,803	) (b)
		—				(5,990	) (c)

Gross profit	16,920	(520)		17,440	17,601	(7,897)		25,498

Operating expenses:
Research and development	12,796	(285	) (a)	12,511	18,061	(947	) (a)	17,114
Selling, general and administrative	5,294	(235	) (a)	4,934	9,679	(449	) (a)	6,924
		(125	) (b)			(2,306	) (b)
Restructuring charges	554	(554	) (d)	—	290	(290	) (d)	—

Total operating expenses	18,644	(1,199)		17,445	28,030	(3,992)		24,038

Loss from operations	(1,724)	1,719		(5)	(10,429)	11,889		1,460
Investment gain	—	—		—	1,238	(1,238	)(e)	—
Interest income and other, net	(12)	—		(12)	124	—		124

Loss before income taxes	(1,736)	1,719		(17)	(9,067)	10,651		1,584
Provision (benefit) for income taxes	(362)	—		(362)	47	—		47

Net income (loss)	$(1,374)	$1,719		$345	$(9,114)	$10,651		$1,537

Net loss per share:
Basic	$(0.02)			$0.01	$(0.17)			$0.03
Diluted	$(0.02)			$0.01	$(0.17)			$0.03
Weighted average outstanding shares:
Basic	63,025			63,025	53,883			53,883
Diluted	63,025			63,792	53,883			56,058

Notes:

		Three Months Ended
		January 2, 2011	January 3, 2010
(a)	Stock-based compensation	$540	$1,500
(b)	Amortization of acquired intangible assets	625	4,109
(c)	Fair-value adjustment of acquired inventory	—	5,990
(d)	Restructuring charges	554	290
(e)	Gain of sale of securities	—	(1,238)

	Total non-GAAP adjustments	$1,719	$10,651

IKANOS COMMUNICATIONS, INC.

Unaudited reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended October 3, 2010
	As Reported	Non-GAAP Adjustments		Non-GAAP
Revenue	$41,536	$—		$41,536
Cost of revenue	28,575	(24	) (a)	26,989
		(910	) (b)
		(652	) (c)

Gross profit	12,961	(1,586)		14,547

Operating expenses:
Research and development	14,757	(273	) (a)	14,484
Selling, general and administrative	6,467	(168	) (a)	5,667
		(632	) (b)
Asset impairments	21,378	(21,378	) (d)	—
Restructuring charges	3,757	(3,757	) (e)	—

Total operating expenses	46,359	(26,208)		20,151

Loss from operations	(33,398)	27,794		(5,604)
Interest income and other, net	8	—		8

Loss before income taxes	(33,390)	27,794		(5,596)
Benefit for income taxes	(129)	—		(129)

Net loss	$(33,261)	$27,794		$(5,467)

Basic and diluted net loss per share	$(0.61)			$(0.10)
Basic and diluted weighted average shares outstanding	54,904			54,904

Notes:

		October 3, 2010
(a)	Stock-based compensation	$465
(b)	Amortization of acquired intangible assets	1,542
(c)	Prepaid royalty write-off	652
(d)	Impairments of intangibles and goodwill	21,378
(e)	Restructuring	3,757

	Total non-GAAP adjustments	$27,794

IKANOS COMMUNICATIONS, INC.

Unaudited reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Twelve Months Ended January 2, 2011				Twelve Months Ended January 3, 2010
	As Reported	Non-GAAP Adjustments		Non-GAAP	As Reported	Non-GAAP Adjustments		Non-GAAP
Revenue	$191,677	$—		$191,677	$130,688	$—		$130,688
Cost of revenue	126,692	(106	) (a)	120,451	85,019	(313	) (a)	72,950
		(3,986	) (b)			(4,275	)(b)
		(1,497	) (c)			(7,481	)(c)
		(652	) (d)			—

Gross profit	64,985	(6,241)		71,226	45,669	(12,069)		57,738

Operating expenses:
Research and development	60,769	(1,684	) (a)	59,085	49,805	(3,261	)(a)	46,094
						(450	) (e)
Selling, general and administrative	27,239	(1,480	) (a)	22,252	30,974	(2,346	)(a)	20,707
		(2,527	) (b)			(3,932	)(b)
		(980	) (f)			(3,989	)(e)
Asset impairments	21,378	(21,378	) (g)	—	2,460	(2,460	)(g)	—
Restructuring charges	5,794	(5,794	) (h)	—	1,338	(1,338	)(h)	—

Total operating expenses	115,180	(33,843)		81,337	84,577	(17,776)		66,801

Loss from operations	(50,195)	40,084		(10,111)	(38,908)	29,845		(9,063)
Investment gain	—	—		—	1,238	(1,238	)(i)	—
Interest income and other, net	51	—		51	727	—		727

Loss before income taxes	(50,144)	40,084		(10,060)	(36,943)	28,607		(8,336)
Provision (benefit) for income taxes	(381)	—		(381)	158	—		158

Net loss	$(49,763)	$40,084		$(9,679)	$(37,101)	$28,607		$(8,494)

Net loss per share:
Basic and diluted	$(0.88)			$(0.17)	$(0.97)			$(0.22)
Weighted average outstanding shares:
Basic and diluted	56,713			56,713	38,098			38,098

Notes:

	Twelve Months Ended
	January 2, 2011	January 3, 2010

(a) Stock-based compensation	$3,270	$5,920
(b) Amortization of acquired intangible assets	6,513	8,207
(c) Fair value adjustment of acquired inventory	1,497	7,481
(d) Prepaid royalty write-off	652	—
(e) Transaction-related expenses	—	4,439
(f) Certain one-time severance	980	—
(g) Impairments of intangibles and goodwill	21,378	2,460
(h) Restructuring charges	5,794	1,338
(i) Investment gain	—	(1,238)

Total non-GAAP adjustments	$40,084	$28,607

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	January 2, 2011	January 3, 2010
Assets
Current assets:
Cash, cash equivalents and short-term investments	$30,950	$27,540
Accounts receivable, net	24,147	34,995
Inventory	17,046	35,050
Prepaid expenses and other current assets	2,096	2,155

Total current assets	74,239	99,740
Property and equipment, net	8,214	7,502
Intangible assets, net	6,102	25,359
Goodwill	—	8,633
Other assets	1,142	1,766

	$89,697	$143,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$10,401	$26,641
Accrued liabilities	13,297	17,050

Total current liabilities	23,698	43,691
Other liabilities	478	2,193

Total liabilities	24,176	45,884
Stockholders’ equity	65,521	97,116

	$89,697	$143,000